As filed with the Securities and Exchange Commission on May 31, 2001

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
               ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
               ----------------------------------------------------

                             PLANET RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
          (State or other jurisdiction of incorporation or organization)

                                   76-0600966
                      (IRS Employer Identification Number)

                           1415 Louisiana, Suite 3100
                              Houston, Texas 77002
                    (Address of principal executive offices)

                                   A.W. Dugan
                     (Name and address of agent for service)

                                 (713) 658-1142
           (Telephone number, including area code of agent for service)

                              Consulting Agreement
                            (Full title of the Plan)
           -------------------------------------------------------------

                                    Copy to:
                             Robert L. Sonfield, Jr.
                               Sonfield and Sonfield
                       770 South Post Oak Lane, Suite 435
                          Houston, Delaware 77056-1913

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered             Registered              share (1)                 price            registration fee
Common Stock,
  $.001 par value                55,000                   $.02                  $1,100                  $2.75
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, as permitted by Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the bid and asked prices for the Company's common shares as reported over-the-counter by the Electronic Bulletin Board on May 29, 2001.






================================================================================



                                     PART I
         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-B

             Form S-8 Item Number and Caption                                      Caption in Prospectus

1.  Forepart of Registration Statement and Outside Front               Facing  Page  of  Registration  Statement  and
    Cover Page of Prospectus                                           Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Pages of Prospectus            Inside  Cover Page of  Prospectus  and Outside
                                                                       Cover Page of Prospectus

3.  Summary Information, Risk Factors and Ratio of                     Not Applicable
    Earnings to Fixed Charges

4.  Use of Proceeds                                                    Not Applicable

5.  Determination of Offering Price                                    Not Applicable

6.  Dilution                                                           Not Applicable

7.  Selling Security Holders                                           Not Applicable

8.  Plan of Distribution                                               Not Applicable

9.  Description of Securities to be Registered                         Consulting Agreements

10.  Interest of Named Experts and Counsel                             Not Applicable

11.  Material Changes                                                  Not Applicable

12.  Incorporation of Certain Information by Reference                 Information Incorporated by Reference

13.  Disclosure of Commission Position on                              Indemnification
     Indemnification for Securities Act Liabilities





PROSPECTUS

                             Planet Resources, INC.
                          55,000 Shares of Common Stock
                                ($.001 Par Value)

         This Prospectus is part of a Registration Statement which registers an aggregate 55,000 shares of common stock, $.001 par value, common stock of Planet Resources, Inc. (the "Company") which may be issued as set forth herein to the following named person:

                          NAME                         NUMBER OF SHARES
                          ----                         ----------------
                  Philip W. Johnston                     55,000 shares

         On May 29, 2001, a consulting agreement (the "Consulting Agreement") was entered into with Tomina Associates, Ltd., a Belize corporation. The Company has been advised by the Consultant that they may sell all or a portion of their shares of common stock from time to time through securities brokers/dealers only at current market prices and that no commissions or compensation will be paid in connection therewith in excess of customary brokers commissions. Consultants and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

         No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

================================================================================


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE COMPANY IS A CRIMINAL OFFENSE.

================================================================================


         This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.


                  The date of this Prospectus is May 31, 2001



                              AVAILABLE INFORMATION

         Planet Resources, Inc. (the "Company") is subject to the requirement to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other materials with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other materials filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of such material may be obtained from the Commission upon payment of fees prescribed by the Commission. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such web site is http://www.sec.gov.

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 55,000 shares of the Company's Common Stock, issued to Philip W. Johnston ("Mr. Johnston"), pursuant to the Consulting Agreement. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in (a) through (d) below have been filed by the Company, with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) Form 10-QSB for the quarter ended March 31, 2001 filed on May 2, 2001.

                  (b) Form 10-QSB for the quarter ended December 31, 2000 filed on April 26, 2001.

                  (c)      Form 424B3 filed on March 12, 2001.

                  (d)      Form 8-A filed on March 1, 2001.

                  (e) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10KSB referred to in (a) above.

         All documents filed by the Company pursuant to Section 13, 14 or 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents described above, other than exhibits to such documents. Requests should be addressed to A.W. Dugan, President, Planet Resources, Inc., 1415 Louisiana, Suite 3100, Houston, Texas 77056, telephone number (713) 658-1142.


                                   THE COMPANY

         In March 1999, Planet Resources, Inc. ("Planet" or the "Company") a wholly owned subsidiary of Internet Law Library, Inc. (Internet Law) was incorporated in the State of Delaware. Planet was formed in connection with the execution of an Agreement and Plan of Distribution (the "Agreement") by and between Planet and Internet Law dated March 25, 1999. Under terms of the Agreement, Internet Law transferred certain of its assets including mineral interest and related equipment to Planet and shares of common stock and options of Planet were distributed to certain of the Internet Law stockholders.

         Planet became a public company on March 12, 2001 upon the effectiveness of a registration statement on Form SB-2. Subsequent to the effective date of Planet's registration statement, the 100,000 common shares outstanding and held by Internet Law were distributed to certain of the Internet Law stockholders. Those shares were then cancelled and 2,000,000 new common shares were issued to Planet shareholders. Also distributed to these shareholders were 455,000 stock options as part of Planet's stock option plan of which 405,000 options and 50,000 options may each be used to purchase one share of Planet's common stock at $.15 and $.40, respectively. The mineral interests and related equipment were transferred.

         The Company's Common Stock trades on the OTC Bulletin Board under the symbol PREI.

         The Company's address is one 1415 Louisiana, Suite 3100, Houston, Texas 77056. Its telephone number is 713-658-1142.


                                   AGREEMENTS

         On May 29, 2001, a Consulting Agreement was entered into with Tomina Associates, Ltd. pursuant to which shares of Common Stock of the Company in amounts of 55,000 were issued to Philip W. Johnston.


                          DESCRIPTION OF CAPITAL STOCK

         The Company's authorized common stock consists of 25,000,000 shares of common stock, par value $.001 per share and 1,000,000 shares of preferred stock, par value $.001. Each holder of the Company's common stock is entitled to one vote for each share held on all matters to be voted upon by our stockholders. Holders of the Company common stock have no cumulative voting rights. Holders of the Company common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of legally available funds, except that holders of preferred stock may be entitled to receive dividends before the holders of the common stock.

         In the event of a liquidation, dissolution or winding up of company business, holders of the Company's common stock would be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted the holders of any then outstanding shares of preferred stock. Holders of the Company common stock have no preemptive or conversion rights or other subscription rights. In addition, there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of the Company common stock are duly authorized, validly issued, fully paid and nonassessable.

Registrar and Transfer Agent

         The Company's registrar and transfer agent is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107 and their telephone number is (801) 266-7151.

Dissenters' Rights

         Under current Delaware law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.


                                  LEGAL MATTERS

         Certain legal matters in connection with the securities offered hereby are being passed upon for the Company by Sonfield and Sonfield, Houston, Texas, counsel to the Company.


                                     EXPERTS

         The financial statements of Planet as of November 30, 2000, June 30, 2000 and 1999, appearing in the Prospectus, incorporated by reference, as filed with the Securities and Exchange Commission on March 12, 2001 have been audited by Harper and Pearson Company, independent auditors, as setforth in their report appearing elsewhere in the Prospectus, and upon the authority of that firm as experts in accounting and auditing


                          STATEMENT OF INDEMNIFICATION

         Pursuant to Sections 16-10A-901 thru 16-10A-909 of the Delaware Code and Constitution, the Company has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The documents listed in (a) through (d) below have been filed by the Company, with the Commission and are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) Form 10-QSB for the quarter ended March 31, 2001 filed on May 2, 2001.

                  (b) Form 10-QSB for the quarter ended December 31, 2000 filed on April 26, 2001.

                  (c)      Form 424B3 filed on March 12, 2001.

                  (d)      Form 8-A filed on March 1, 2001.

                  (e) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year

Item 5:  Interests of Named Experts and Counsel.
         --------------------------------------

         None

Item 6:  Indemnification of Directors and Officers.
         -----------------------------------------

         (a)  Section 145 of the Delaware General Corporation Law provides that:

ss.145.  INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

         (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (7) A corporation shall power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee of agent or the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

         (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

         (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 198 1, Ch. 112,
Laws of 1983, Ch. 289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 26 1, Laws of 1994.)

         (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

ss. 102.  CERTIFICATE OF INCORPORATION; CONTENTS

         (1)      The certificate of incorporation shall set forth:

         (2) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters:

                   (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

         (c) Article Nine of Registrant's Certificate of Incorporation provides:

                  No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Delaware expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

Item 7.  Exemption From Registration Claimed.
         ------------------------------------

         Not Applicable

Item 8:  Exhibits

         The following documents are filed as Exhibits to this Registration
Statement:

                  4        --  Consulting Agreement with Tomina Associates, Ltd.

                  5        --  Opinion of Sonfield and Sonfield as to the
                               validity of the shares being registered.

                  23.1     --  Consent of Sonfield and Sonfield (included in
                               Exhibit 5).

                  23.2     --  Consent of Harper and Pearson, Certified Public
                               Accountants

Item 9:  Undertakings

         The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 31st day of May, 2001.

PLANET RESOURCES, INC.


By: /s/A.W. Dugan
   ---------------------------------
       A.W. Dugan, President






                                    EXHIBIT 4

                              CONSULTING AGREEMENT

1.  Parties.

         1.1. This Consulting Agreement (this "Agreement") is made and entered into effective as of May 29, 2001, by and between Planet Resources, Inc., a Delaware corporation, (the "Company"), whose address is 1415 Louisiana, Suite 3100, Houston, Texas 77002 and Tomina Associates, Ltd., a Belize corporation, (the "Consultant"), whose address is 60 Market Square, Belize City, Belize, Central America.

2.  Recitals.

         2.1. This Agreement is made with reference to the following facts and circumstances.

                  (a) The Company wishes to engage the services of the Consultant to advise and consult with the Company on certain business and financial matters as set forth in this Agreement.

                  (b) The Consultant is willing to accept such engagement, on the terms set forth in this Agreement.

         2.2. In consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Consultant agree as follows.

3.  Engagement.

         3.1. The Company hereby engages the services of the Consultant, as an independent contractor, for a period of one year beginning on the date hereof, and ending one year from and after the date hereof (the "Term"), and the Consultant hereby accepts such engagement, for the purposes set forth in section
3.2. below.

         3.2. The scope of the services to be rendered by the Consultant to the Company are and are limited to the following:

                  (a) The Consultant shall, from time to time as the Company may request, advise and consult with the Company's board of directors and executive officers regarding (i) the Company's merger and acquisition strategies, including the evaluation of targets and the structuring of transactions; (ii) the Company's investor relations; and (iii) the Company's business development activities, including major geographic and service expansion plans.

                  (b) The Consultant shall devote such time to this engagement as is reasonably necessary, but the Consultant need not devote his full time or attention to the engagement. The Company recognizes that the Consultant has numerous clients and engagements, and that this engagement is not exclusive.

                  (c) The services need not be rendered at the Company's offices and may be rendered by telephonic communication; provided, however, that upon the Company's request and reasonable notice, the Consultant will attend meetings of the Company's board of directors and executive officers for the purpose of advising and consulting with them with respect to matters within the scope of this engagement.

                  (d) Anything in this Agreement to the contrary notwithstanding, the services rendered by the Consultant under this Agreement shall not include any services in connection with the offer or sale of securities and will not directly or indirectly promote or maintain a market for the Company's securities.

4.  The Consultant's Fees and Expenses.

         4.1. The Company shall pay the Consultant as a fee for his services under this Agreement (the "Consulting Fee") 55,000 shares (the "Shares") of the Company's common stock ("Common Stock"). The Consulting Fee shall be fully earned and non-refundable in consideration of the Consultant's execution of this Agreement.

         4.2. Promptly upon the execution of this Agreement, the Company shall cause the Shares to be issued to Philip W. Johnston, a natural person, on behalf of the Consultant in a transaction that is registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement on form S-8, or other appropriate form. The certificates representing the Shares shall not contain any restrictive legends. In connection with the issuance of the Shares to the Consultant, the Consultant hereby represents and warrants to the Company that the Consultant is an "accredited investor" as defined by paragraph
(a) of SEC Rule 501.

         4.3. The Company shall issue irrevocable instructions to its transfer agent (the "Irrevocable Transfer Agent Instructions") to issue the certificates representing the Shares in Depository Trust Corporation ("DTC") form, free and clear of any legend, restriction or stop order, and deliver the shares, so registered, to DTC for the Consultant's account. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.3 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section 4.3 shall affect in any way the Consultant's obligations and agreement to comply with all applicable securities laws upon resale of the Shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Consultant by violating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.3 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.3, that Consultant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         4.4. The Shares delivered to the Consultant for his services under this Agreement shall include the Consultant's costs and expenses incurred in the performance of this Agreement, including travel, lodging, meals and legal fees.

5.       Confidential Information.

        5.1. The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. By reason of his being a Consultant to the Company, Consultant has or will have access to, and will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend through the United States. Therefore, Consultant recognizes that the Company is relying on these agreements in entering into this Agreement:

        5.2 During and after the Term Consultant will not use, disclose to others, or publish any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Consultant agrees to hold as the Company's property all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company within twenty four hours of such termination or demand.

        5.3 During the Term Consultant will not induce any employee of the Company to leave the Company's employ or hire any such employee (unless the Board of Directors of the Company shall have authorized such employment and the Company shall have consented thereto in writing).

6.       Arbitration of Disputes, Litigation Expenses.

         6.1. Any controversy or claim arising out of or relating to any acts or omissions of either party hereto or any of the Company's officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In such arbitration proceedings, the parties shall be entitled to any and all remedies that would be available in the absence of this Section and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. The parties acknowledge that the subject matter of this Agreement is of unique value to Consultant and agree that Consultant shall have the right to specific enforcement of this Agreement. The arbitration of any dispute pursuant to this Section shall be held in Houston, Texas. Notwithstanding the foregoing in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this Section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration.

         6.2. In the event of any litigation or other proceeding between the Company and the Consultant with respect to the subject matter of this Agreement and the enforcement of the rights hereunder, the losing party shall reimburse the prevailing party for all of his/its reasonable costs and expenses, as well as any forum fees, relating to such litigation or other proceeding, including, without limitation, his/its reasonable attorneys' fees and expenses, provided that such litigation or proceeding results in a

                  (a) final settlement requiring payment to the prevailing party; or

                  (b)  final judgment.

7.       Miscellaneous.

         7.1. Relationship. The relationship between the Company and the Consultant created by this Agreement is that of independent contractors. Consultant understands and agrees that (i) Consultant will not be treated as an employee of the Company for federal tax purposes; (ii) Company will not withhold on behalf of Consultant pursuant to this Agreement any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body relating to Consultant; (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of Consultant; and (iv) Consultant will indemnify and hold Company harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any. In the event the Internal Revenue Service or any other governmental agency should question or challenge the independent contractor status of Consultant, the parties agree that Consultant and Company shall have the right to participate in any discussion or negotiation occurring with such agency or agencies, irrespective of who initiates the discussion or negotiations. The services to be rendered by the Consultant pursuant to this Agreement do not include the services or activities of an "investment adviser," as that term is defined by U.S. federal or state laws and, in performing services under this Agreement, the Consultant shall not be deemed to be an investment adviser under such laws.

         7.2. Indemnity. The Company hereby agrees to defend, indemnify, and hold the Consultant, and his employees, agents, partners and affiliates harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the enforcement of this clause) arising directly or indirectly from the activities of the Consultant or any of his employees, agents, partners or affiliates under this Agreement, or from the activities of the Company or any of its shareholders, officers, directors, employees, agents, partners or affiliates, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

         7.3. Advertisement. The Company agrees that the Consultant has the right to place advertisements in financial and other newspapers and journals at his own expense describing his services to the Company.

         7.4. Notices. Any notice or other communication required or permitted to be given shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice given to any corporate party shall be addressed to the attention of the Corporation Secretary. Any notice of other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof.

         7.5. Survival of Obligations. The obligations of the parties under Sections 6 and 7.2 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Consultant, upon the expiration of this Agreement or otherwise).

         7.6. Severability. In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and Consultant each intend that the covenants contained in Section 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

         7.7. Entire Agreement, Amendment. This Agreement contains the entire agreement between the Company and the Consultant with respect to the subject matter thereof. Consultant acknowledges that he neither holds any right, warrant or option to acquire securities of the company, nor has the right to any such rights, warrants or options, except pursuant to this Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

         7.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware; provided, however, if any provision of this Agreement is unenforceable under Delaware law, but is enforceable under the laws of the State of Delaware, then Delaware shall govern the construction and enforcement of that provision. The courts of the State of Delaware shall have exclusive jurisdiction for any action arising out of or related to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date first above written.

The Consultant:                                 The Company:

Tomina Associates, Ltd.                         Planet Resources, Inc.


By _/s/Philip W. Johnston_____________           By _/s/A.W. Dugan_____________
    ---------------------                            -------------
      Philip W. Johnston, President                   A.W. Dugan, President

Date signed 5/29/01                                   Date signed 5/31/01



      .




                                EXHIBIT 5 and 24.1

                        LETTERHEAD OF SONFIELD AND SONFIELD


                                  May 31, 2001
Board of Directors
Planet Resources, Inc.
1415 Louisiana, Suite 3100
Houston, Texas 77002

Dear Gentlemen:

            In my capacity as counsel for Planet Resources, Inc., a Delaware corporation (the "Company"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 55,000 shares of common stock pursuant to the Consulting Agreement as set out and described in the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preparation and filing of the Registration Statement.

            Based upon the foregoing and upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I am of the opinion that:

                       (1) The Company is a corporation duly organized and
            validly existing under the laws of the State of Delaware;

                       (2) The Company has taken all requisite corporate action
            and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Consulting Agreement;

                       (3) The maximum of 55,000 shares of common stock, when
            issued and distributed pursuant to the Consulting Agreement and the Registration Statement, will be validly issued, fully paid and nonassessable.

            I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to my firm in the Registration Statement.

Yours very truly,

/s/Robert L. Sonfield, Jr.
----------------------------------
Robert L. Sonfield, Jr.
Managing Director




                                  Exhibit 23.2

                          INDEPENDENT AUDITOR'S CONSENT

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 24, 2000 with respect to the Financial Statements of the Company as of June 30, 2000 included in the Registration Statement filed on March 12, 2001 with the United States Securities and Exchange Commission on Form SB-2 and to all reference to our Firm included in this Registration Statement.


/s/ Harper and Pearson Company, P.C.



Houston, Texas
May 30, 2001